UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/27/2009

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53290

Delaware	26-2940963
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10005 Muirlands Boulevard
Suite G, First Floor
Irvine, California, 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On April 27, 2009, Chromadex Analytics Inc., a Nevada corporation and wholly owned subsidiary of ChromaDex Corporation, a Delaware corporation, or ChromaDex, entered into the Second Amendment to Lease Agreement, or the Lease Amendment, effective as of May 1, 2009, with Railhead Partners, LLC, a Colorado limited liability company, or Lessor. The Lease Amendment amends the Lease Agreement dated October 26, 2001, by and between Railhead Partners, LLC and NaPro BioTherapeutics, Inc., as assigned to ChromaDex Analytics, Inc. on April 9, 2003 and amended on September 24, 2003 (the "Lease") which was filed as an Exhibit to ChromaDex Corporation's Form 8-K filed with the Commission on June 24, 2008. Pursuant to the Lease, Chromadex Analytics, Inc. rents approximately 12,415 square feet of office and laboratory space at 3830 Wilderness Place, Boulder CO, 80301, which serves as ChromaDex's laboratory (the "Existing Premises").
Pursuant to the Lease Amendment, Chromadex Analytics, Inc. and Lessor have agreed to extend the Term of the Lease through April 30, 2016. The Lease Amendment provides for increased annualized base rent ranging from $19,657.08 to $23,471.59 for the Existing Premises during May 1, 2009 to April 30, 2016. The Lease Amendment provides for construction of Lessee's Tenant Improvements, at Lessor's cost and expense, in accordance with the Lease, subject to Lessor's reasonable approval. The Lease Amendment states that Lessor will reimburse Lessee for work and repairs on the HVAC system during the Term of the Lease.
The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, a copy of which is filed herewith as an Exhibit and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

10.1                        Second Amendment to Lease Agreement, made as of April 27, 2009, by and between Railhead Partners, LLC and Chromadex Analytics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Date: April 28, 2009	By:	/s/ Frank L. Jaksch Jr.
Frank L. Jaksch Jr.
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Second Amendment to Lease Agreement, made as of April 27, 2009, by and between Railhead Partners, LLC and Chromadex Analytics, Inc.